EXHIBIT 10.49
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                                 PROMISSORY NOTE

$50,000.00                                                    SEPTEMBER 15, 2000


         FOR VALUE RECEIVED, the undersigned TOWER TECH, INC. (the "Maker"), with an address at 11935 South I-44 Service, Oklahoma City, OK 73173, hereby promises to pay to the order of ROBERT TAGLICH (the "Payee") at c/o Taglich Brothers, Inc., 1370 Avenue of the Americas, New York, NY 10019, or at such other place as the Payee may direct by written notice to Maker, the principal sum of FIFTY THOUSAND ($50,000.00) DOLLARS, with interest at the rate of twelve (12%) percent per annum until the principal amount of this Note is paid in full, provided, however, that no interest shall accrue until ninety (90) days from the date hereof. The principal amount of this Note, together with all accrued and unpaid interest, shall mature and shall be due and payable in full on the earlier to occur of (i) the Maker's sale of a minimum of Four Million ($4,000,000.00) Dollars of its securities, or (ii) one year from the date hereof.

         All payments set forth herein shall be made in lawful money of the United States of America. This Note may be prepaid, in whole or in part, at any time without premium or penalty. In the event of default in a payment hereunder, interest on the unpaid principal amount of this Note shall accrue from the date of default until paid in full at the rate of twenty (20%) percent per annum or the maximum amount permitted by applicable law, whichever is less.

         This Note is part of a series of promissory notes (the "Other Notes") that may be issued by the Company pursuant to a letter agreement (the "Agreement") dated September 15, 2000 between the Maker and Taglich Brothers, Inc. ("TBI"). Pursuant to the Agreement, the aggregate principal amount of this Note and the Other Notes can equal but not exceed $500,000.00 (the "Aggregate Amount").

         This Note and the Other Notes are secured by a security agreement dated September 15, 2000 (the "Security Agreement") from Maker to TBI, as collateral agent on behalf of the parties loaning up to the Aggregate Amount to the Company. Reference is hereby made to the Security Agreement for a description of the collateral securing this Note, the terms and conditions upon which the security interest was granted and the rights of the holder of this Note in respect thereof. An Event of Default (as defined in the Security Agreement) under the Security Agreement shall constitute a default under this Note (as well as the Other Notes), resulting in the automatic and immediate acceleration of all principal due hereunder (and thereunder) together with all interest accrued thereon.

         The Maker hereby waives presentment, demand for payment, notice of dishonor, protest, notice of protest and any and all other notices or demands of any kind in connection with this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York. Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The remedies provided the Payee in this Note and in the Security Agreement shall be cumulative and concurrent, and shall be in addition to every other right or remedy now and hereafter provided by law or equity. Such remedies may be pursued singly, successively or together against the Maker. This Note may not be modified, amended, discharged or waived orally, but only by an agreement in writing signed by Maker and Payee. In the event that Maker defaults in payment hereunder, Maker shall pay to Payee all of Payee's costs and expenses of collection, including reasonable attorneys' fees and disbursements.

                                             TOWER TECH, INC.

                                             By: /s/ Robert C. Brink
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                                             Name: Robert C. Brink
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                                             Title: President
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